UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2023

TAKUNG ART CO., LTD

(Exact name of Registrant as specified in its charter)

Delaware	001-38036	26-4731758
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Office Q 11th Floor, Kings Wing Plaza 2

No. 1 Kwan Street, Sha Tin, New Territories, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +8613020144962

Room 709 Tower 2, Admiralty Centre,

18 Harcourt Road, Admiralty, Hong Kong

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TKAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 20, 2023, Takung Art Co., Ltd. (the “Company”) received an official notice of noncompliance from the NYSE Regulation (“NYSE”) stating that the Company is noncompliant with Section 704 of the NYSE American Company Guide (the “Company Guide”) for failure to hold an annual meeting for the fiscal year ended December 31, 2021 by December 31, 2022 (“2022 Annual Meeting”). Section 704 of the Company Guide requires an issuer to hold an annual meeting during each fiscal year. The Company expects to hold its Annual Meeting in 2023, at which time the Company will regain compliance with NYSE American LLC’s (“NYSE American’s”) continued listing standards.

Item 8.01. Other Events

On January 25, 2023, the Company issued a press release announcing its receipt of the NYSE Notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated January 25, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2023

Takung Art Co., Ltd

/s/ Kuangtao Wang
Name:	Kuangtao Wang
Title:	Co-Chief Executive Officer

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